77Q1(e)

Appendix A to the Investment Advisory Agreement between the Trust and J.P. Morgan Investment Advisory Agreement, dated August 20, 2014.  Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on December 9, 2014 (Accession Number 0001193125-14-437765).